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                                                                    EXHIBIT 5.1

                [Letterhead of Brobeck, Phleger & Harrison LLP]

                               February 8, 2000

LifeMinders.com, Inc.
1110 Herndon Parkway
Herndon, VA 20170

Re: LifeMinders.com, Inc. Registration Statement on
   Form S-1 for 345,000 Shares of Common Stock

Ladies and Gentlemen:

   We have acted as counsel to LifeMinders.com, Inc., a Delaware corporation (the "Company"), in connection with the registration of 345,000 shares, par value $0.01 per share (the "Shares") of the Company's Common Stock (the "Shares") pursuant to Rule 462(b) of the Securities Act of 1933, as amended (the "Act") on a Registration Statement filed on February 8, 2000 (the "Registration Statement") with the Securities and Exchange Commission (the "Commission") under the Act.

   We have reviewed the Company's charter documents and the corporate proceedings taken by the Company in connection with the issuance and sale of the Shares. Based on such review, we are of the opinion that the Shares have been duly authorized, and if, as and when issued in accordance with the Registration Statement and the related prospectus (as amended and supplemented through the date of issuance) will be legally issued, fully paid and nonassessable.

   We consent to the filing of this opinion letter as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act, the rules and regulations of the Securities and Exchange Commission promulgated thereunder, or Item 509 of Regulation S-K.

   This opinion letter is rendered as of the date first written above and we disclaim any obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinion expressed herein. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company or the Shares.


                                          Very truly yours,

                                          BROBECK, PHLEGER & HARRISON LLP

                                          By: /s/ Brobeck, Phleger & Harrison
                                           LLP